Exhibit IV



         The Reporting Persons engaged in the following transactions in shares of Emcor Common Stock since September 4, 1998, a date more than 60 days prior to its initial filing of the Schedule 13D. All transactions involved purchases of shares of Emcor Common Stock on NASDAQ.

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
                   Name of                          Date of
              Purchasing Entity                   Transaction        No. of Shares      Price per Share
---------------------------------------------- ------------------- ------------------- -------------------
Bay Harbour 90-1, Ltd.                               9/11/98              10,000              $14.04
Steven A. Van Dyke                                   9/14/98                 900              $14.12
Steven A. Van Dyke                                   9/16/98               2,000              $14.50
Trophy Hunter Investments, Ltd.                      9/18/98              43,000              $14.44
Bay Harbour 98-1, Ltd.                               9/18/98               1,000              $14.56
Bay Harbour Managed Accounts                         9/18/98               2,000              $14.68
Trophy Hunter Investments, Ltd.                      9/21/98               5,000              $15.00
Bay Harbour Managed Accounts                         9/21/98               4,000              $15.00
Trophy Hunter Investments, Ltd.                      9/22/98               3,000              $15.25
Bay Harbour 90-1, Ltd.                               10/6/98                 100              $14.63
Bay Harbour 90-1, Ltd.                              10/14/98               5,000              $13.44
Bay Harbour 90-1, Ltd.                              10/15/98               1,000              $13.75
Bay Harbour 98-1, Ltd.                              10/16/98               1,000              $14.19
Steven A. Van Dyke                                  10/19/98               1,000              $13.94
Trophy Hunter Investments, Ltd.                     10/29/98               3,000              $15.01
Bay Harbour 90-1, Ltd.                              10/29/98               5,000              $15.00
Bay Harbour Managed Accounts                        10/29/98               2,000              $15.02
Trophy Hunter Investments, Ltd.                      11/2/98              10,000              $15.50
Bay Harbour 90-1, Ltd.                               11/2/98              15,191              $15.50
Bay Harbour Partners, Ltd.                           11/2/98               7,000              $15.51
Bay Harbour 98-1, Ltd.                               11/2/98               3,000              $15.51
Trophy Hunter Investments, Ltd.                      11/3/98               5,000              $15.56
Bay Harbour 90-1, Ltd.                               11/3/98              15,000              $15.56
Bay Harbour Partners, Ltd.                           11/3/98               5,000              $15.56
Bay Harbour 90-1, Ltd.                               11/4/98               2,500              $15.56
Bay Harbour Managed Accounts                         11/4/98               2,500              $15.56
Bay Harbour 90-1, Ltd.                               11/6/98               4,000              $16.61
Bay Harbour Partners, Ltd.                          11/11/98               2,000              $15.82
Bay Harbour Managed Accounts                        11/11/98               3,000              $15.82
Steven A. Van Dyke                                  11/16/98               5,000              $16.25
Trophy Hunter Investments, Ltd.                     11/19/98               3,400              $16.62
Bay Harbour 90-1, Ltd.                              11/19/98               5,000              $16.62
Bay Harbour Partners, Ltd.                          11/19/98               1,600              $16.62
Bay Harbour Managed Accounts                        11/20/98               3,500              $16.56
Bay Harbour Managed Accounts                        11/25/98              37,600              $16.60
Bay Harbour Managed Accounts                        11/30/98              10,000              $16.63
Trophy Harbour Investments, Ltd.                     12/3/98               5,000              $16.57
Bay Harbour 90-1, Ltd.                               12/3/98               6,500              $16.57
Bay Harbour Partners, Ltd.                           12/3/98              10,000              $16.57
Bay Harbour 98-1, Ltd.                               12/3/98               3,000              $16.57
Bay Harbour Managed Accounts                         12/3/98              10,000              $16.57
Steven A. Van Dyke                                   12/4/98                 500              $16.57


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